As filed with the Securities and Exchange Commission on December 23, 2010

Registration No. 333-166578

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO THE
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPITOL FEDERAL FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6035 Primary Standard Industrial Classification Code Number)	27-2631712 (I.R.S. Employer Identification No.)

700 Kansas Avenue, Topeka, Kansas 66603
(785) 235-1341
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John B. Dicus, President and Chief Executive Officer
700 Kansas Avenue
Topeka, Kansas  66603
(785) 235-1341
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James S. Fleischer, P.C.
Martin L. Meyrowitz, P.C.
SILVER, FREEDMAN & TAFF, L.L.P.
3299 K Street, NW, Suite 100
Washington, DC 20007
(202) 295-4500

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer   [  ]   Accelerated filer   [  ]   Non-accelerated filer   [X]   Smaller reporting company   [  ]
             (Do not check if a smaller reporting company)

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EXPLANATORY STATEMENT

          This Registration Statement registered 301,737,230 shares of the Common Stock, par value $.01 per share, of Capitol Federal Financial, Inc. These shares were to be issued: (1) in a subscription offering, community offering and syndicated offering that would close if at least 118,150,000 shares and up to 159,850,000 shares were purchased (collectively the "Offering"); and (2) in a related exchange of existing shares of Capitol Federal Financial for between 49,344,965 and 66,760,835 shares of common stock of Capitol Federal Financial, Inc. based on an exchange ratio to be determined based on the number of shares sold in the Offering (the "Stock Exchange").

          The Offering closed on December 21, 2010, with the sale of 118,150,000 shares in the Offering. On that same date, an exchange ratio of 2.2637 was established resulting in the issuance of 49,344,965 shares in the Stock Exchange. This resulted in the issuance of a total of 167,494,965 shares of the Common Stock of Capitol Federal Financial, Inc. on December 21, 2010.

          This post-effective amendment is being filed by Capitol Federal Financial, Inc. to deregister 134,242,265 shares previously registered under this Registration Statement that were not sold in the Offering or issued in the Stock Exchange.

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Topeka, State of Kansas, on December 23, 2010.

CAPITOL FEDERAL FINANCIAL, INC.

By:	/s/ John B. Dicus John B. Dicus, President and Chief Executive Officer (Duly Authorized Representative)

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints O. Leonard Dorminey his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By: /s/ John B. Dicus
John B. Dicus, Chairman, President
and Chief Executive Officer
(Principal Executive Officer)

Date: December 23, 2010

By: /s/ Michael T. McCoy, M.D.
Michael T. McCoy, M.D., Director

Date: December 23, 2010

By: /s/ Marilyn S. Ward
Marilyn S. Ward, Director

Date: December 23, 2010

By: /s/ Tara D. Van Houweling
Tara D. Van Houweling, First Vice President
   and Reporting Director
(Principal Accounting Officer)

Date: December 23, 2010

By: /s/ Morris J. Huey II
Morris J. Huey, Director

Date: December 23, 2010

By: /s/ B. B. Andersen
B. B. Andersen, Director

Date: December 23, 2010

By: /s/ Kent G. Townsend
Kent G. Townsend, Executive Vice President
  and Chief Financial Officer
(Principal Financial Officer)

Date: December 23, 2010

By: /s/ Jeffrey R. Thompson
Jeffrey R. Thompson, Director

Date: December 23, 2010

By: /s/ Jeffrey M. Johnson
Jeffrey M. Johnson, Director

Date: December 23, 2010